Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AMERICAN EAGLE OUTFITTERS, INC.

(A Delaware corporation)

ARTICLE I

Offices
Section 1401.
Registered Office. The registered office of American Eagle Outfitters, Inc., a Delaware corporation (the “Corporation”) is located at 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may, by resolution of the Board of Directors of Directors of the Corporation (the “Board of Directors”), change the location to any other place in Delaware.
Section 1402.
Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors may from time to time establish.
ARTICLE II

Meetings of Stockholders
Section 1401.
Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on such date as from time to time may be designated by the Board of Directors. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders.
Section 1402.
Special Meetings. A special meeting of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, by the chair of the Board of Directors (the “Chair”) or by the chief executive officer of the Corporation (the “Chief Executive Officer”). Special meetings of stockholders shall be held on such date as shall be determined by the Board of Directors and stated in the Corporation’s notice of the meeting.
Section 1403.
Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) and Article XIV herein. In the absence of any such designation or determination, meetings of stockholders shall be held at the Corporation’s principal executive office.
Section 1404.
Notice of Meetings. Written notice stating the place, date and hour of the meeting, and the means of remote communication, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of the stockholders may be postponed, and unless the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time (the “Certificate of Incorporation”) otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

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Section 1405.
Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. The chair of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 1406.
List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. To the extent required by statute, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days ending on the date prior to the meeting date,: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business.
Section 1407.
Adjourned Meetings. When a meeting is adjourned to another time or place, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting, or set forth in the notice of such meeting given in accordance with Article II, Section 4 of these Bylaws. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 1408.
Proxies.
A.
Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.
B.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 1409.
Voting Rights. Except as otherwise provided by statute or by the Certificate of Incorporation, and subject to the provisions of Article VI of these Bylaws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
Section 1410.
Notice of Stockholder Business.
A.
Annual Meetings of Stockholders.
(1)
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who

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(i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw.
(2)
For business other than nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary pursuant to this Section 10(A) and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered by close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, continuation, rescheduling, or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(2)
To be in proper form, a stockholder’s notice to the Secretary must set forth the following information:
a.
as to each such matter such stockholder proposes to bring before the annual meeting:
i.
a brief description of the business intended to be brought before the annual meeting and the proposed text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at the annual meeting and, if such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment, the reasons for conducting such business at the annual meeting, and any material interest in such business of any such person proposing to bring such business before the annual meeting; and
ii.
all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such person in connection with the solicitation of proxies in support of such proposed business; and
b.
as to the stockholder of record giving notice and any Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is being made:
i.
the name and address of such stockholder or any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);
ii.
(1) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record by such stockholder or any Stockholder Associated Person (specifying the type of ownership), (2) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any such stock, (3) whether and to the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation, and (4) whether and to the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation;
iii.
a complete and accurate description of all agreements, arrangements or understandings (whether written or oral) between or among such stockholder or any Stockholder Associated Person

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and any other person or persons or entity (naming each such person or entity) in connection with (1) the proposal of such business, including any material interest of such stockholder or any Stockholder Associated Person, in such business, including any anticipated benefit therefrom to such stockholder or any Stockholder Associated Person, and (2) any understanding (whether written or oral) that such stockholder or any Stockholder Associated Person may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of stockholders or take other action in support of any other business or other actions to be taken, by such stockholder or any Stockholder Associated Person;
iv.
any substantial direct or indirect interest (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
v.
any direct or indirect interest of stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);
vi.
a representation that (i) no such stockholder or any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (ii) that such stockholder or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10(A);
vii.
a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation, or to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
viii.
a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
ix.
a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to approve or adopt the business to be proposed, (B) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to business, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
x.
any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and any other information relating to such stockholder or any Stockholder Associated Person that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) of the Exchange Act (regardless of whether such person or entity is actually required to file a Schedule 13D).
(3)
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10(A) shall be true and correct as of the record date for determining

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the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any such prior submission or extend the time period for the delivery of notice pursuant to this Section 10(A). If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 10(A). In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within 10 (ten) days after it has been requested by the Corporation.
(4)
No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10(A); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10(A) shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws the chair of an annual meeting shall have the power and duty to determine whether any business was properly brought before the annual meeting in accordance with the foregoing procedures, and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting and such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 10(A), unless otherwise required by law, if the stockholder (or a qualified representative of such stockholder) proposing any business to be conducted at the annual meeting does not appear at the annual meeting of stockholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(5)
Notwithstanding the foregoing provisions of this Section 10(A), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 10(A). This Section 10(A) is expressly intended to apply to any business proposed to be brought before a meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 10(A) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
B.
Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
Section 1411.
Required Vote for Directors.
A.
Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” and exclude “abstentions” with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article II, Section 12 of these Bylaws based on whether one or more notice(s) of nomination were timely filed in accordance with said advance notice provision (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number

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of directors to be elected, or if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under Article II, Section 12 of these Bylaws and such stockholder subsequently either (x) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of the election of a proposed nominee to the Board of Directors in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the election shall not be considered a contested election. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a notice provided under Article II, Section 12, such shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a‑19(a)(3) under the Exchange Act have been satisfied.
B.
Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by this Bylaw. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the annual meeting for election of his or her class of Director and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of Article III.
Section 1412.
Advance Notice for Nomination of Directors.
A.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders is entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 12.
B.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received by the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the adjournment,

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recess, continuation, rescheduling, or postponement of an annual meeting or special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 12.
C.
Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.
D.
To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:
(1)
as to each person whom the stockholder proposes to nominate for election as a director:
a.
the name, age, business address and residence address of such person;
b.
the principal occupation or employment of such person;
c.
(i) the class or series and number of all shares of capital stock of the Corporation, if any, that are, directly or indirectly, owned beneficially or of record by such person (specifying the type of ownership), (ii) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock, (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, with respect to stock of the Corporation, and (iv) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, with respect to stock of the Corporation;
(2)
a written questionnaire with respect to the background and qualification of such person, completed and executed by such person in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the secretary shall provide within ten days after receiving such request);
(3)
a written representation and agreement completed by such person in the form required by the Corporation providing that such person (which form such stockholder shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary shall provide within ten (10) days after receiving such request): (a) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (c) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from

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such person), and all applicable fiduciary duties under state law; (d) intends to serve a full term as a director, if elected; (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (f) will tender his or her resignation as a director if the Board of Directors determines that such person failed to comply with the provisions of this Section 12 in all material respects, provides such person notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten business days after delivery of such notice to such person;
(4)
a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries;
(5)
any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected);
(6)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any stockholder giving the notice (including the beneficial owner, if any, on whose behalf the nomination is being made) or Stockholder Associated Person, on the one hand, and each such proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such any stockholder giving the notice (including the beneficial owner, if any, on whose behalf the nomination is being made) or Stockholder Associated Person were the “registrant” for purposes of such rule and the such proposed nominee were a director or executive officer of such registrant; and
E.
as to the stockholder giving the notice, and any Stockholder Associated Person, if any, on whose behalf the nomination is being made:
(1)
the name and record address of the stockholder giving the notice and the name and address of any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);
(2)
(a) the class or series and number of all shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder or any Stockholder Associated Person (specifying the type of ownership), (b) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person, the number of shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such stock, (c) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, with respect to stock of the Corporation and (d) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such stockholder or any Stockholder Associated Person, the effect or intent of any of the foregoing being to mitigate the loss to, or to manage the risk or benefit of stock price changes for, such stockholder or any Stockholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any Stockholder Associated Person, respect to stock of the Corporation;
(3)
a complete and accurate description of all agreements, arrangements, or understandings (whether written or oral) between or among such stockholder or any Stockholder Associated Person, and any proposed nominee or any other person or persons or entity (naming each such person or entity) pursuant to which (a) the nomination(s) are being made by such stockholder, and any material interest of such stockholder or any Stockholder Associated Person, in such nomination, including any anticipated benefit therefrom to such stockholder or any Stockholder Associated Person, and (b) any understanding that such stockholder or any Stockholder Associated Person

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may have reached with a stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation in support of any nomination;
(4)
any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement or consulting agreement);
(5)
a representation that (a) no such stockholder or any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (b) that such stockholder or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and Exchange Act with respect to the matters set forth in this Section 12;
(6)
a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(7)
a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders or special meeting of stockholders to nominate the persons named in such stockholder’s notice and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to nominate the persons named in the stockholder’s notice at such meeting, such nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(8)
a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect the person named in the stockholder’s notice, (b) to solicit proxies in support of the election of any nominee named in the stockholder’s notice in accordance with Rule 14a-19 under the Exchange Act, or (c) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(9)
any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
F.
A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders or a special meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders or special meeting of stockholders, and such update and supplement shall be delivered either in person or by United States certified mail, postage prepaid, and received by the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting of stockholders or special meeting of stockholders. The update and supplement shall clearly identify the information that has changed since such stockholder’s prior submission. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 12. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not be deemed to extend or waive any applicable deadlines under these Bylaws, cure deficiencies in any notice of nomination or permit a change in the nominee(s) or nomination(s) proposed to be made at a meeting of the stockholders as identified in the notice of nomination. In addition, the stockholder shall promptly provide any other information reasonably requested by the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors

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may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.
G.
In addition to the provisions of this Section 12, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 12 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.
H.
General.
(1)
Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.
(2)
For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)
For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder or any beneficial owner described in the immediately following clause (ii), (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
(4)
Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
Section 1413.
Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall have the duties prescribed by law.

The chair of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE III

Board of Directors
Section 1401.
General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

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Section 1402.
Number. The number of the Directors of the Corporation shall be fixed as specified in the Certificate of Incorporation.
Section 1403.
Election and Term of Office. Directors shall be elected at the annual meeting of stockholders as specified in the Certificate of Incorporation. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, all as specified in the Certificate of Incorporation.
Section 1404.
First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the stockholders for the purpose of the organization of the Board of Directors, the election of officers, and the transaction of such other business as may properly come before the meeting.
Section 1405.
Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.
Section 1406.
Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the officer calling the meeting. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by electronic mail, hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least two (2) days before such meeting. If by electronic mail, telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the electronic mail is sent, the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least the day prior to such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 1407.
Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.
Section 1408.
Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Section 1409.
Participation in Meetings by Telephone. A member of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
Section 1410.
Compensation. The Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the Board of Directors or any committee thereof, and other compensation

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for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 1411.
Intercompany Transactions. Transactions between the Corporation and any of its affiliates will be subject to approval by a majority of the disinterested directors of the Corporation and will be on such terms, which, in the judgment of such directors, will be no less favorable to the Corporation than could be obtained from unaffiliated parties.
ARTICLE IV

Board Committees

The Board of Directors may designate one or more regular and special committees, consisting of directors, officers or other persons, which shall have and may exercise such powers and functions as the Board of Directors may prescribe in the management of the business and affairs of the Corporation; provided, however, that no committee shall have power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. Such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Unless provided otherwise in the resolutions creating the committee, the Board of Directors may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V

Officers
Section 1401.
Number, Election, Term of Office and Qualification. The number, titles and duties of the officers shall be determined by the Board of Directors from time to time, subject to the provisions of applicable law, the Certificate of Incorporation, and these Bylaws. Each officer shall be elected in the manner prescribed by the Board of Directors and shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal. The election of officers shall be held annually at the first meeting of the Board of Directors held after each annual meeting of stockholders, subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. The officers shall include a Chair of the Board of Directors and a President, and may include one or more Vice Chairs of the Board of Directors, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The same person may hold any two or more offices, and in any such case, these Bylaws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chair of the Board of Directors and Secretary or President and Secretary. No officer other than the Chair of the Board of Directors or Vice Chair of the Board of Directors need be a director of the Corporation.
Section 1402.
Removal. Any officer or agent may he removed at any time, with or without cause, by the Board of Directors.
Section 1403.
Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term in the manner prescribed by these Bylaws for the regular election to such office.
Section 1404.
Chief Executive Officer. The Board of Directors shall designate one of the officers to be the Chief Executive Officer. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees.

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Section 1405.
The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose. The Secretary shall have custody of the seal of the Corporation, and the Secretary, and any Assistant Secretary, shall have authority to cause such seal to be affixed to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or Assistant Secretary. The Secretary shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to the Secretary by these Bylaws, by the Board of Directors or by the Chief Executive Officer.
Section 1406.
Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions conducted by the Treasurer for the Corporation and of the financial condition of the Corporation. The Treasurer shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to the Treasurer by these Bylaws, by the Board of Directors or by the Chief Executive Officer.
ARTICLE VI

Fixing Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Execution of Documents and Instruments
Section 1401.
Execution of Documents and Instruments Generally. Any officer of the Corporation and such other persons as may be authorized by the Chair of the Board of Directors or any Vice Chair of the Board of Directors from time to time are severally and respectively authorized to execute documents and to take actions in the Corporation’s name in connection with transactions conducted in the ordinary course of the Corporation’s business. With respect to all other transactions, all documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.
Section 1402.
Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

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Section 1403.
Proxies and Consents. Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair, the President, any Vice Chair, any Vice President, the Secretary or the Treasurer of the Corporation, or by any other person or persons duly authorized by the Board of Directors.
ARTICLE VIII

Capital Stock
Section 1401.
Stock Certificates and Uncertificated Shares. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed in the name of the Corporation by the Chair, President, Vice Chair or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation and in such form not inconsistent with the Certificate of Incorporation or applicable law as the Board of Directors may from time to time prescribe. If such certificate is countersigned (1) by a transfer agent, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, or (2) by a registrar, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. The foregoing notwithstanding, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of stock of the same class and the same series shall be identical.
Section 1402.
Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by his attorney duly authorized in writing, upon receipt of proper transfer instructions from the registered owner of uncertificated shares or surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction on the Corporation’s books.
Section 1403.
Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a proper request to record the transfer of such shares or receipt by the Corporation of proper transfer instructions from the registered owner of uncertificated shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.
Section 1404.
Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of shares of the stock of the Corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation or any subsidiary of it from acting as its own transfer agent or registrar at any of its offices.
Section 1405.
Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate or uncertificated shares in place of the original certificate if the owner satisfies such reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation, including but without limitation, the delivery to the Corporation of an indemnity bond satisfactory to it.

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ARTICLE IX

Indemnification
Section 1401.
Advancement to Former Directors or Officers. Subject to the provisions of these Bylaws, expenses incurred by a former director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that the former officer or director is not entitled to be indemnified by the Corporation, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the Corporation shall advance such expenses incurred in any civil or criminal action, suit or proceeding brought by the Corporation against the former officer or director, other than a derivative action, only if authorized by the Board of Directors.
Section 1402.
Advancement to Former Employees and Agents. The Corporation may, by action of its Board of Directors, provide advancement of expenses to such of the former employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL as it may be amended from time to time.
Section 1403.
Submission of Claim. To obtain advancement or indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement or indemnification. In the event the determination of entitlement to indemnification is to be made by Independent Counsel (as hereinafter defined) as set forth in the Certificate of Incorporation, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
Section 1404.
Unpaid Claim. If a claim for indemnification is not paid in full by the Corporation within thirty days after a written claim pursuant to Article IX, Section 3 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.
Section 1405.
Binding Determination. If a determination shall have been made by any means permitted by the DGCL that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced by claimant for such indemnification.
Section 1406.
Binding Effect on Corporation. The Corporation shall be precluded from asserting in any judicial proceeding commenced to obtain indemnification or advancement that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.
Section 1407.
Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
Section 1408.
Validity. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any Section of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any Section of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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Section 1409.
Definitions. For purposes of this Bylaw:
A.
“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
B.
“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
Section 1410.
Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by electronic mail, fax, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
ARTICLE X

Seal

The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE XII

Exclusive Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation or any current or former director or officer or other employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall, in each case, be the Delaware Court of Chancery located within the State of Delaware (or, if the Delaware Court of Chancery located within the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

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ARTICLE XIII

Amendments

The Bylaws of the Corporation may be amended or repealed, or new Bylaws not inconsistent with law or any provision of the Certificate of Incorporation, may be made and adopted by a majority vote of the whole Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XIV

Miscellaneous
Section 1401.
Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
Section 1402.
Meeting Attendance via Remote Communication Equipment.
A.
Stockholder Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:
(1)
participate in a meeting of stockholders; and
(2)
be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.
B.
Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Amended and Restated as of December 14, 2022

DB1/ 134384570.7